UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2008

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois	60455
(Address of Principal Executive Offices)	(Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2008, Manitex International, Inc. (the “Company”) entered into a Floorplan and Security Agreement with HCA Equipment Finance LLC (the “Lender”) pursuant to which it may borrow up to $2.0 million for equipment financing, which was amended by that certain addendum among the parties dated January 20, 2009 (collectively, the “Lending Agreement”). On December 29, 2008, the Company borrowed approximately $1.25 million pursuant to the Lending Agreement to finance a portion of its inventory (the “Initial Extension of Credit”). In addition, on January 9, 2009, the Company borrowed approximately $669,000 pursuant to the Lending Agreement to finance a portion of its inventory (the “Second Extension of Credit”). Set forth below are summaries of the Lending Agreement, the Initial Extension of Credit, and the Second Extension of Credit which are qualified in their entirety by reference to the copy of the Lending Agreement and the form of Extension of Credit attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The proceeds of the Lending Agreement are to be used to purchase the Company’s inventory and shall be secured by all inventory financed by or leased from the Lender and the proceeds therefrom. The terms and conditions of any loan pursuant to the Lending Agreement, including interest rate, commencement date, and maturity date shall be determined by the Lender upon its receipt of the Company’s request for an extension of credit thereunder. The Initial Extension of Credit bears interest at a rate per annum equal to the prime rate of interest, as published in the Wall Street Journal, plus 6% (which may be increased upon the Lender giving five days written notice to the Company). Pursuant to the Initial Extension of Credit, the Company shall make payments of only interest for twelve months commencing on January 15, 2009, followed by 48 equal monthly payments of principal and interest. The Second Extension of Credit bears interest at a rate per annum equal to the prime rate of interest, as published in the Wall Street Journal, plus 5% (which may be modified at any time upon five days written notice to the Company). Pursuant to the Second Extension of Credit, the Company shall make payments of only interest for twelve months commencing on February 15, 2009, followed by 48 equal monthly payments of principal and interest.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Name:	David H. Gransee
Title:	Vice President and Chief Financial Officer

Date: January 27, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Floorplan and Security Agreement between Manitex International, Inc. and HCA Equipment Finance LLC, dated December 15, 2008, together with the form of Extension of Credit, which is attached as Exhibit A thereto, and the Addendum to Floorplan and Security Agreement, dated January 20, 2009.